Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-219630

Issuer Free Writing Prospectus, dated April 30, 2019

The Boeing Company

Final Term Sheet

$600,000,000 2.700% Senior Notes due 2022

Summary of Final Terms

Dated April 30, 2019

Issuer	The Boeing Company

Principal Amount	$600,000,000

Trade Date	April 30, 2019

Settlement Date (T+2)	May 2, 2019

Maturity Date	May 1, 2022

Treasury Benchmark	2.250% due April 15, 2022

Treasury Price / Yield	100-00 3⁄4 / 2.242%

Spread to Treasury	+52 bps

Reoffer Yield	2.762%

Price to Public[1]	99.823%

Gross Fee Spread	0.250%

Coupon (Interest Rate)	2.700%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2019

CUSIP / ISIN	097023CG8 / US097023CG82

Joint Book-Running Managers	Citigroup Global Markets Inc. Mizuho Securities USA LLC SG Americas Securities, LLC BBVA Securities Inc. Commerz Markets LLC U.S. Bancorp Investments, Inc.

Senior Co-Managers

Barclays Capital Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

ICBC Standard Bank Plc[2]

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. Standard Chartered Bank[3] Westpac Capital Markets LLC

Junior Co-Managers	Cabrera Capital Markets, LLC C.L. King & Associates, Inc. Great Pacific Securities Guzman & Company

Notes:

1	Plus accrued interest, if any, from May 2, 2019.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Mizuho Securities USA LLC at 1-866-271-7403, and SG Americas Securities, LLC at 1-855-881-2108.

$650,000,000 3.100% Senior Notes due 2026

Summary of Final Terms

Dated April 30, 2019

Issuer	The Boeing Company

Principal Amount	$650,000,000

Trade Date	April 30, 2019

Settlement Date (T+2)	May 2, 2019

Maturity Date	May 1, 2026

Treasury Benchmark	2.375% due April 30, 2026

Treasury Price / Yield	99-28 / 2.395%

Spread to Treasury	+75 bps

Reoffer Yield	3.145%

Price to Public[1]	99.719%

Gross Fee Spread	0.400%

Coupon (Interest Rate)	3.100%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2019

Call Provision	MWC @ T+15 bps at any time prior to March 1, 2026 (two months prior to maturity); par call at any time on or after March 1, 2026

CUSIP / ISIN	097023CH6 / US097023CH65

Joint Book-Running Managers	Citigroup Global Markets Inc. Credit Agricole Securities (USA) Inc. MUFG Securities Americas Inc. Barclays Capital Inc. Deutsche Bank Securities Inc. Lloyds Securities Inc.

Senior Co-Managers

BBVA Securities Inc.

BNP Paribas Securities Corp.

Commerz Markets LLC

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

ICBC Standard Bank Plc[2]

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. Standard Chartered Bank[3] Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities Inc. Blaylock Van, LLC CastleOak Securities Drexel Hamilton, LLC Loop Capital Markets LLC Penserra Securities LLC Telsey Advisory Group LLC The Williams Capital Group, L.P.

Notes:

1	Plus accrued interest, if any, from May 2, 2019.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Credit Agricole Securities (USA) Inc. at 1-866-807-6030, and MUFG Securities Americas Inc. at 1-877-649-6848.

$600,000,000 3.200% Senior Notes due 2029

Summary of Final Terms

Dated April 30, 2019

Issuer	The Boeing Company

Principal Amount	$600,000,000 (to become immediately fungible upon the Settlement Date with the outstanding 3.200% Notes due 2029 issued on February 15, 2019 in a principal amount of $400,000,000)

Trade Date	April 30, 2019

Settlement Date (T+2)	May 2, 2019

Maturity Date	March 1, 2029

Treasury Benchmark	2.625% due February 15, 2029

Treasury Price / Yield	101-00+ / 2.507%

Spread to Treasury	+85 bps

Reoffer Yield	3.357%

Price to Public[1]	98.690%

Gross Fee Spread	0.450%

Coupon (Interest Rate)	3.200%

Interest Payment Dates	March 1 and September 1

First Interest Payment Date	September 1, 2019

Call Provision	MWC @ T+15 bps at any time prior to December 1, 2028 (three months prior to maturity); par call at any time on or after December 1, 2028

CUSIP / ISIN	097023CD5 / US097023CD51

Joint Book-Running Managers	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Deutsche Bank Securities Inc. Morgan Stanley & Co. LLC SunTrust Robinson Humphrey, Inc.

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

ICBC Standard Bank Plc[2]

Lloyds Securities Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. Standard Chartered Bank[3] Westpac Capital Markets LLC

Junior Co-Managers

Academy Securities Inc.

Loop Capital Markets LLC

Mischler Financial Group, Inc.

Penserra Securities LLC

R. Seelaus & Co., LLC

Telsey Advisory Group LLC

The Williams Capital Group, L.P.

Tribal Capital Markets, LLC

Notes:

1	Plus accrued interest from February 15, 2019 to the Settlement Date in an aggregate amount of $4,106,666.70.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533, and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

$850,000,000 3.600% Senior Notes due 2034

Summary of Final Terms

Dated April 30, 2019

Issuer	The Boeing Company

Principal Amount	$850,000,000

Trade Date	April 30, 2019

Settlement Date (T+2)	May 2, 2019

Maturity Date	May 1, 2034

Treasury Benchmark	2.625% due February 15, 2029

Treasury Price / Yield	101-00+ / 2.507%

Spread to Treasury	+112 bps

Reoffer Yield	3.627%

Price to Public[1]	99.690%

Gross Fee Spread	0.600%

Coupon (Interest Rate)	3.600%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2019

Call Provision	MWC @ T+20 bps at any time prior to February 1, 2034 (three months prior to maturity); par call at any time on or after February 1, 2034

CUSIP / ISIN	097023CJ2 / US097023CJ22

Joint Book-Running Managers	Citigroup Global Markets Inc. SMBC Nikko Securities America, Inc. Wells Fargo Securities, LLC Credit Suisse Securities (USA) LLC RBC Capital Markets, LLC Santander Investment Securities Inc.

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

ICBC Standard Bank Plc[2]

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

SG Americas Securities, LLC

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Co-Managers	ANZ Securities, Inc. Standard Chartered Bank[3] Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities Inc. Apto Partners, LLC Loop Capital Markets LLC MFR Securities, Inc. Penserra Securities LLC Stern Brothers Telsey Advisory Group LLC The Williams Capital Group, L.P.

Notes:

1	Plus accrued interest, if any, from May 2, 2019.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, SMBC Nikko Securities America, Inc. at 1-888-868-6856, and Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or wfscustomerservice@wellsfargo.com.

$800,000,000 3.900% Senior Notes due 2049

Summary of Final Terms

Dated April 30, 2019

Issuer	The Boeing Company

Principal Amount	$800,000,000

Trade Date	April 30, 2019

Settlement Date (T+2)	May 2, 2019

Maturity Date	May 1, 2049

Treasury Benchmark	3.375% due November 15, 2048

Treasury Price / Yield	108-25+ / 2.928%

Spread to Treasury	+107 bps

Reoffer Yield	3.998%

Price to Public[1]	98.296%

Gross Fee Spread	0.875%

Coupon (Interest Rate)	3.900%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2019

Call Provision	MWC @ T+20 bps at any time prior to November 1, 2048 (six months prior to maturity); par call at any time on or after November 1, 2048

CUSIP / ISIN	097023CK9 / US097023CK94

Joint Book-Running Managers	Citigroup Global Markets Inc. BNP Paribas Securities Corp. Goldman Sachs & Co. LLC Barclays Capital Inc. Morgan Stanley & Co. LLC Santander Investment Securities Inc.

Senior Co-Managers

BBVA Securities Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

ICBC Standard Bank Plc[2]

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. Standard Chartered Bank[3] Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities Inc. Loop Capital Markets LLC Multi-Bank Securities, Inc. Samuel A. Ramirez & Company, Inc. Siebert Cisneros Shank & Co., L.L.C.

Notes:

1	Plus accrued interest, if any, from May 2, 2019.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, BNP Paribas Securities Corp. toll free at 1-800-854-5674, and Goldman Sachs & Co. LLC at 1-866-471-2526 or prospectus-ny@ny.email.gs.com.